Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aesthetic Medical International Holdings Group Limited of our report dated July 1, 2019, relating to the consolidated financial statements, which appears in Aesthetic Medical International Holdings Group Limited’s prospectus dated October 24, 2019 (No.333-234022).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China
April 24, 2020